EX 22.1

                         SUBSIDIARIES OF THE REGISTRANT


The following is a list of the Subsidiaries of the Company:


         SUBSIDIARY                                                         PLACE OF INCORPORATION
         ----------                                                         ----------------------


         Groundwater Technology Government Services, Inc.                       Delaware
         GTI Investment Company, Inc.                                           Delaware
         Fluor Daniel GTI International, Inc.                                   Delaware
         Fluor Daniel GTI  Canada, Inc.*                                        Province of Ontario,
                                                                                Canada
         Fluor Daniel GTI  International Limited*                               United Kingdom
         Groundwater Technology B.V.*                                           The Netherlands
         Fluor Daniel GTI  Australia PTY, Limited*                              Australia
         Groundwater Technology Italia S.r.l.*                                  Italy
         Groundwater Technology (NZ) Limited+                                   New Zealand
         Fluor Daniel Environmental Services, Inc.                              California



         *Fluor Daniel GTI Canada, Inc. ("Canada"), Fluor Daniel GTI International Limited ("UK"), Groundwater Technology B.V. ("GTBV"), Fluor Daniel GTI Australia PTY, Limited ("Australia") and Groundwater Technology Italia S.r.l. ("GTI") are indirect or "second-tier"
         subsidiaries of the Company. Canada, UK, GTBV, Australia and GTI are subsidiaries of Fluor Daniel GTI International, Inc. which, in turn, is a wholly-owned subsidiary of the Company.

         +Groundwater Technology (NZ) Limited is a subsidiary of Australia.